Exhibit 99.2

Exhibit 99.2

Somera Lifecycle Management Services

New Equipment Sales Refurbished Equipment Sales Spot Buying

Disposition Valuation Inventory Analysis Procurement

Lifecycle Management Offering

End of Life Management Custom Configurations Logistics Management Installation/De-Installation Spares Management

Out of Warranty Repair Testing & Refurbishment

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